EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated January 26, 2001 on the consolidated financial statements of SportsLine.com, Inc. and subsidiaries into the Company's previously filed registration statements on Form S-3 (Registration Nos. 333-39618, 333-62685 and 333-78921) and Form S-8 (Registration Nos.
333-43746, 333-46021, 333-46023, 333-46029 and 333-57821, 333-33650 and
333-33654).


Arthur Andersen LLP

Fort Lauderdale, Florida,
  March 28, 2001.